UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario
(State or other jurisdiction of incorporation)

001-36204	98-1067994
(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado, 80228
(Address of principal executive offices) (Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2016, Joo Soo Park resigned as a Director of Energy Fuels Inc. (the “Company”). Mr. Park was nominated to the Board of Directors (the “Board”) by Korea Electric Power Company (“KEPCO”). Mr. Park resigned from the Board as a result of being transferred to a different department at KEPCO. The Board of Directors of the Company accepted Mr. Park’s resignation. Mr. Park has been provided with a copy of the disclosures contained in this Current Report on Form 8-K, and has been given an opportunity to review and agree to such disclosures. The Company has not received any letter disagreeing with this disclosure, and if any is received we will file such letter by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: January 26, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary